To:      Montpelier Reinsurance Ltd.,
         Mintflower Place
         6th Floor
         8 Par-La-Ville Road
         PO Box HM 2079
         Pembroke HM HX
         Bermuda

                                                                   December 2002

Dear Sirs

We are pleased to advise you that we, Barclays Bank PLC, (the BANK) are willing to make available a letter of credit facility to you as follows:

1           DEFINITIONS AND INTERPRETATION

1.1         DEFINITIONS

            In this Letter the following definitions apply:

            ACT means the Companies Act 1985.

            ADDITIONAL RESTRICTED PAYMENT means any Restricted Payment in excess of a Permitted Restricted Payment.

            AFFILIATE of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be:

            (a) "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

                  (i) to vote 20% or more of the securities having at the time of any determination hereunder voting power for the election of directors of such Person; or

                  (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; or

            (b) "controlled by" or "under common control with" such other Person if such other Person is the executor, administrator, or other personal representative of such Person.

            ANNUAL STATEMENT means the annual financial statement of the Applicant as required to be filed with the Department of the Applicant's domicile, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the Department for the 2000 Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it


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            is understood that the reference is to information consistent with that reported in the referenced item in the 2000 Annual Statement of the Applicant.

            APPLICANT means Montpelier Reinsurance Ltd., a company incorporated in Bermuda and having its registered office at Clarendon House, 2 Church Street, Hamilton, Bermuda.

            AVAILABILITY PERIOD means the inclusive period commencing on the date hereof and ending on December 2003 being the date falling 364 days after the date of this Letter, as extended from time to time in accordance with Paragraph 2.3.

            BARCLAYS LETTER OF CREDIT FACILITY means the letter of credit facility established by Barclays Bank PLC in favour of the Applicant under an application and agreement for standby letter of credit dated 21 June 2002.

            BENEFICIARY means a person in whose favour a Letter of Credit is issued.

            BORROWER REINSURANCE AGREEMENT means any arrangement whereby any Insurance Subsidiary, as reinsurer, agrees to indemnify any other insurance or reinsurance company against all or a portion of the insurance or reinsurance risks underwritten by such insurance or reinsurance company under any insurance or reinsurance policy.

            BUSINESS DAY means any day other than a Saturday, Sunday or other day on which commercial banks in London, Chicago, New York or Bermuda are authorized or required by law to close.

            CAPITAL LEASE OBLIGATION means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease which is required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP. For purposes of this Letter, the amount of such Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.

            CASH COLLATERAL means Dollar credit balances on the Cash Collateral Account and the Deposit Account and pledged in each case to the Bank pursuant to the Pledge Agreement.

            CASH COLLATERAL ACCOUNT means the interest bearing account number 050798413 entitled "Barclays Bank, as collateral Pledgee for Montpelier Reinsurance Ltd. - Cash Collateral Account", maintained with the Bank at its branch office in New York.

            CERTIFIED COPY means, in relation to a document, a copy of that document bearing the endorsement "Certified a true, complete and accurate copy of the original, which has not been amended otherwise than by a document, a Certified Copy of which is attached hereto", which has been signed and dated by a duly authorised officer of the relevant company and which complies with that endorsement.

            CHANGE OF CONTROL has the meaning given to that term in Paragraph
            8.1.

            CODE means the U.S Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated thereunder.

            COLLATERAL COVERAGE AMOUNT has the meaning given to that term in the Pledge Agreement.

            COMPLIANCE CERTIFICATE means a certificate of the Parent in a form agreed acceptable to the Bank and executed under the authority of the board of directors of the Applicant.

            CONSOLIDATED DEBT means the consolidated Debt (excluding Hedging Obligations) of the Parent and its Subsidiaries, including the Loans.


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            CONSOLIDATED INSURANCE SUBSIDIARY NET WORTH means the Net Worth of all Insurance Subsidiaries on a consolidated basis.

            CONSOLIDATED NET INCOME means, with respect to any Person, the consolidated net income for such period as determined by GAAP, adjusted by excluding, without duplication, to the extent included in calculating such Consolidated Net Income, all extraordinary gains and losses.

            CONSOLIDATED NET WORTH means the Net Worth of the Parent and its Subsidiaries on a consolidated basis.

            CONTINGENT LIABILITY means any agreement, undertaking or arrangement by which any Person (outside the ordinary course of business) guarantees, endorses, acts as surety for or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment by, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distributions upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Debt, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for fair value received; provided, however, that obligations of each of the Insurance Subsidiaries under Primary Policies or Borrower Reinsurance Agreements which are entered into in the ordinary course of business (including security posted by each of the Insurance Subsidiaries in the ordinary course of its business to secure obligations thereunder) shall not be deemed to be Contingent Liabilities of such Insurance Subsidiary or the Parent for the purposes of this Letter. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the outstanding principal amount (or maximum permitted principal amount, if larger) of the Debt, obligation or other liability guaranteed or supported thereby or (ii) the maximum stated amount so guaranteed or supported.

            CONTRACTUAL OBLIGATION means, relative to any Person, any obligation, commitment or undertaking under any agreement or other instrument to which such Person is a party or by which it or any of its property is bound or subject.

            CONTROL AGREEMENT means the agreement dated on or about the date of this Letter between the Custodian, the Applicant and the Bank.

            CREDIT AGREEMENT means the agreement dated 12 December 2001 among the Parent and the Lenders and Bank of America, N.A., in its capacity as administrative agent for the Lenders as amended by an amendment agreement of 26 December 2001, a second amendment agreement of 17 June 2002 and a third amendment agreement of 1 August 2002 pursuant to which the Lenders made available to the Parent a revolving loan facility and term loan facility.

            CUSTODIAN means State Street Bank and Trust Company, a Massachusetts's trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110, United States of America.

            CUSTODIAN AGREEMENT means the agreement dated 18 December 2001 between the Applicant and the Custodian.

            DEBT means, with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such


                                                                          Page 3
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            Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit which have been drawn but not reimbursed by the Person for whose account such letter of credit was issued within the later of (x) three Business Days and (y) the applicable cure period and bankers' acceptances issued for the account of such Person; (d) all Capital Lease Obligations of such Person; (e) all Hedging Obligations of such Person; (f) to the extent required to be included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services; (g) Debt of such Person secured by a Lien on property owned or being purchased by such Person (including Debt arising under conditional sales or other title retention agreements) whether or not such Debt is limited in recourse; (h) any Debt of another Person secured by a Lien on any assets of such first Person, whether or not such Debt is assumed by such first Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such Debt, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such Debt and the fair market value of all property of such Person securing such Debt); (i) any Debt of a partnership in which such Person is a general partner unless such debt is nonrecourse to such Person; and (j) all Contingent Liabilities of such Person whether or not in connection with the foregoing; provided that, notwithstanding anything to contrary contained herein, Debt shall not include (x) unsecured current liabilities incurred in the ordinary course of business and paid within 90 days after the due date (unless contested diligently in good faith by appropriate proceedings and, if requested by the Bank, reserved against in conformity with GAAP) other than liabilities that are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments or (y) any obligations of such Person under any Borrower Reinsurance Agreement or any Primary Policy.

            DEPARTMENT means the Minister of Finance of Bermuda.

            DEPOSIT ACCOUNT means the Applicant's demand deposit account number 47608716 maintained with the Custodian and subject to the terms of the Control Agreement.

            DISPOSAL means a sale, transfer or other disposal (including by way of lease or loan) by a Person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time.

            $ and DOLLAR means the lawful currency of the United States of America.

            ERISA means the U.S Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

            ERISA AFFILIATE means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            ERISA EVENT means (a) a Reportable Event (as defined in Section 4043 of ERISA and the regulations issued thereunder) with respect to a Pension Plan (other than a Reportable Event for which the PBGC has waived the 30-day notice requirement); (b) a withdrawal by the Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination


                                                                          Page 4
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            of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate.

            EVENT OF DEFAULT means any of the events defined in Paragraph 11.

            EXECUTIVE OFFICER means, as to any Person, the president, the chief financial officer, the chief executive officer, the general counsel, the treasurer or the secretary.

            FACILITY has the meaning given to that term in Paragraph 6.3.4.

            FAIR MARKET VALUE means (a) with respect to Cash and Permitted Investments of the type described in limbs (a), (b), (c), (d) (e) or
            (f) of the definition of "Permitted Investments", the amounts thereof, and (b) with respect to any publicly-traded security in the U.S. (other than those set forth in clause (a) of this definition), the closing price for such security on the Business Day prior to the date for determination on the largest exchange on which security is traded (or if not traded on an exchange, the average of the closing bid and ask prices quoted over-the-counter on the date of the determination) as such prices are reported in the Wall Street Journal (Northeast Edition) or if not so reported, in any nationally recognized financial journal or newspaper in the U.S. and (c) with respect to any Investment (other than those set forth in clauses (a) and (b) of this definition), the price for such Investment on the date of calculation obtained from a generally recognized source approved by the Bank or the most recent bid quotation from such approved source (or, if no generally recognized source exists as to a particular Investment, any other source specified by the Parent to which the Bank does not reasonably object).

            FEDERAL AGENCY means any of the following agencies of the federal government of the United States: (a) Government National Mortgage Association; (b) the Export-Import Bank of the United States; (c) the Farmers Home Administration, an agency of the United States Department of Agriculture; (d) the United States General Services Administration; (e) the United States Maritime Administration; (f) the United States Small Business Administration; (g) the Commodity Credit Corporation; (h) the Rural Electrification Administration (i) the Rural Telephone Bank; (j) Washington Metropolitan Area Transit Authority; and (k) such other federal agencies as are acceptable to the Bank.

            FINAL MATURITY DATE means, subject to the provisions of Paragraph 2.3, the date falling 364 days after the date of this Letter.

            FINANCING DOCUMENTS means this Letter, each Letter of Credit and the Security Documents.

            FISCAL QUARTER means any quarter of a Fiscal Year.

            FISCAL YEAR means any period of twelve consecutive calendar months ending on the last day of December.

            FLEET LETTER OF CREDIT FACILITY means the letter of credit facility established by Fleet National Bank in favour of the Applicant under an application and agreement for standby letter of credit dated 22 February 2002.

            FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

            GAAP means (a) for purposes of the financial statements delivered pursuant to Paragraph 10.1(a), the maintenance of books and records under Paragraph 10.2(e)(i) and the reserves referred to in Paragraphs 9.1(o) and 10.2(a), generally accepted accounting principles set forth


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            from time to time in the opinions and pronouncements of the US
            Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the US Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination and (b) for all other purposes including calculation of financial covenants, generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the US Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the US Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) which are applicable to Persons reporting on a "consolidated" rather than a "combined" basis.

            GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            GROUP means the Applicant, the Parent and each of its Subsidiaries; and GROUP COMPANY means any one of them.

            HEDGING OBLIGATIONS means, with respect to any Person, the liability of such Person under any futures contract or options contract, interest rate swap agreements and interest rate collar agreements and all other agreements or arrangements (other than Retrocession Agreements), designed to protect such Person against fluctuations in interest rates or currency exchange rates (HEDGING AGREEMENTS). Debt under a Hedging Obligation shall be the amount of such Person's net obligation, if any, under each Hedging Agreement (determined on the mark-to-market value for such agreement based upon a readily available quotation provided by a recognized dealer in such type of Hedging Agreement)

            INSURANCE CODE means, with respect to any Insurance Subsidiary, the Insurance Code of such Insurance Subsidiary's domicile and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.

            INSURANCE POLICIES means policies purchased from insurance companies by the Applicant or any of its Subsidiaries, for its own account to insure against its own liability and property loss (including, without limitation, casualty, liability and workers' compensation insurance).

            INSURANCE SUBSIDIARY means the Applicant and any other Subsidiary of the Parent which is licensed by any Governmental Authority to engage in the insurance business.

            INVESTED ASSETS means cash, cash equivalents, short term investments, investments held for sale and any other assets which are treated as investments under GAAP. Investments in Subsidiaries are not Invested Assets.

            INVESTMENT means, as to any Person, any investment of any Person, whether by means of security purchase, capital contribution, loan, time deposit or otherwise, and shall include without limitation Permitted Investments.

            IRS means the U.S. Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

            ISSUE DATE means the date specified in a Request upon which a Letter of Credit is to be opened by the Bank under this Letter.


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            LENDERS has the meaning given to that term in the Credit Agreement.

            LETTER OF CREDIT means a letter of credit opened or to be opened by the Bank at the request of the Applicant, subject to the terms and conditions hereof.

            LEVERAGE RATIO means the ratio of (a) Consolidated Debt to (b) the sum of Tangible Net Worth plus Consolidated Debt expressed as a percentage.

            LICENSE(S) means, as to any Insurance Subsidiary, all permits or authorisations to transact the insurance business (including, without limitation), licenses or certificates of authority from the applicable Department.

            LIEN means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment which secures payment or performance of any obligation and shall include any mortgage, charge, assignment by way of security, hypothecation, right of set off, lien, pledge, encumbrance, charge, retained title of a conditional vendor or lessor, or other security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of title, financing or similar statement or notice, trust or flawed asset arrangement (for the purpose of, or which has the effect of, granting security) or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise to create any of the same, or any agreement to sell or otherwise dispose of any asset on terms whereby such asset is or may be leased to or reacquired by any Person or other encumbrance arising as a matter of law, judicial process or otherwise.

            LOAN means an extension of credit to the Parent under the Credit Agreement.

            LOAN DOCUMENTS means the Credit Agreement, any Note and all other agreements, instruments, certificates, documents, schedules or other written indicia delivered by the Parent or any of its Subsidiaries in connection with any of the foregoing.

            MATERIAL ADVERSE EFFECT means, the occurrence of an event, which has a materially adverse effect on:

            (a) the business, assets, liabilities, operations, financial condition or prospects of the Parent and its Subsidiaries (including, for the avoidance of doubt, the Applicant) taken as a whole; or

            (b) the ability of the Applicant to perform any of its payment or other material obligations under any of the Financing Documents; or

            (c) the legality, validity, binding effect or enforceability against the Applicant of any Financing Document that by its terms purports to bind the Applicant;

            MATURITY DATE means the last day of the Term of a Letter of Credit.

            MULTIEMPLOYER PLAN means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

            NET EQUITY PROCEEDS means, relative to the sale by the Parent of any stock, warrants or other equity securities which qualify as equity under GAAP (other than Cure Contributions, as such term is defined in the Credit Agreement), the excess of

            (a) the gross cash proceeds received by the Parent from such sale or contribution;


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            (b)   all reasonable underwriting commissions, private placement fees, legal, investment banking, and accounting fees and disbursements, printing expenses, and any governmental or exchange fees incurred (or reasonably expected to be incurred) in connection with such sale which are not payable to Affiliates of the Parent.

            NET WORTH means, with respect to any Person, the consolidated net worth of such Person, calculated in accordance with GAAP.

            NON-INSURANCE SUBSIDIARY means any Subsidiary of the Parent which is not an Insurance Subsidiary.

            NOTE means a promissory note executed by the Parent in favour of a Lender pursuant to the Credit Agreement.

            OBLIGATIONS means all obligations and liabilities of the Applicant to the Bank howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, recourse or nonrecourse or now or hereafter existing or due or to become due, whether for principal, interest, fees, expenses, lease obligations, claims, indemnities or otherwise, under or in connection with this Letter or any other Financing Document.

            OUTSTANDINGS means, at any given time from and including the date of this Letter to and including the date upon which all obligations of the Applicant (whether present or future, actual or contingent) under this Letter have been satisfied in full, the maximum amount for which each Letter of Credit was opened less the aggregate amount of any permanent reductions or prepayments made in accordance with Paragraph 4.1 or claims reimbursed in full in accordance with Paragraph 4.2 plus the aggregate amount of any increases made to any Letters of Credit.

            PARENT means Montpelier Re Holdings Ltd., a Bermuda company.

            PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

            PENSION PLAN means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Parent or any ERISA Affiliate or to which the Parent or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

            PERMITTED INVESTMENT means, at any time:

            (a) any evidence of Debt issued or guaranteed by the United States Government;

            (b)   commercial paper which is issued by:

                  (i) a corporation (except an Affiliate of the Parent) rated at least A-2 by S&P or P-2 by Moody's, or

                  (ii)  any Lender (or its holding company);

            (c) any certificate of deposit or bankers' acceptance or eurodollar time deposit,

                  (i)   which is issued by either:

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                        (aa)  a financial institution which is rated at least
                              BBB- by S&P or Baa3 by Moody's, or

                        (bb)  any Lender, and

                  (ii) such Investment is fully insured by the Federal Deposit Insurance Corporation;

            (d) any repurchase agreement with a term of one year or less which:

                  (i)   is entered into with:

                        (aa)  any Lender, or

                        (bb) any other commercial banking institution of the stature referred to in clause (c)(i), and

                  (ii) is secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) to (c) that has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder;

            (e) investments in money market funds that invest solely in Permitted Investments described in clauses (a) through (d);

            (f) investments in short-term asset management accounts offered by any Lender for the purpose of investing in loans to any corporation (other than an Affiliate of the Parent ) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by S&P or P-1 by Moody's; (g) investments in non-equity securities which are rated at least BBB- by S&P or Baa3 by Moody's or 2; and

            (h) investments in equity securities which are traded on a national stock exchange.

            PERMITTED LIEN means:

            (a)   any Lien created under the Financing Documents;

            (b) any Lien existing at the date of this Letter and created under the Loan Documents;

            (c) any Lien created under the Fleet Letter of Credit Facility and the Barclays Letter of Credit Facility;

            (d) any right of set-off or lien, in each case arising by operation of law;

            (e) any retention of title to goods supplied to a Group Company in the ordinary course of its trading activities;

            (f) any right of set-off over credit balances on bank accounts of Group Companies arising in the ordinary course of the banking arrangements of the Group;

            (g) any agreement entered into by a Group Company in the ordinary course of its trading activities to sell or otherwise dispose of any asset on terms whereby that asset is or may be leased to or re-acquired or acquired by a Group Company; and

            (h)   any Lien permitted under Section 6.8 of the Credit Agreement.

            PERMITTED RESTRICTED PAYMENTS means ,in any quarter, Restricted Payments not exceeding 50% of the Consolidated Net Income for that quarter.

            PERSON means any natural person, corporation, limited liability company, partnership, firm, trust, joint venture, joint stock company, unincorporated association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

            PLAN means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Parent or any ERISA Affiliate.

            PLEDGE AGREEMENT means the agreement dated on or about the date of this Letter between the Applicant (1), and the Bank (2) regarding, among other things, the Cash Collateral Account and the Deposit Account.

            PLEDGED COLLATERAL has the meaning given to that term in the Pledge Agreement.

            POTENTIAL DEFAULT means an event which with the giving of notice or lapse of time and/or the satisfaction of any other condition would constitute an Event of Default.

            (POUND) and STERLING mean the lawful currency of the United Kingdom.

            PRIMARY POLICIES means any insurance policies issued by an Insurance Subsidiary.

            QUALIFIED SECURITIES means marketable securities that are (i) issued by the United States Treasury or any Federal Agency and backed by the full faith and credit of the United States, or (ii) directly and fully guaranteed or insured by the United States Treasury or backed by the full faith and credit of the United States and (a) that mature within five (5) years of the date of purchase, (b) which are rated 'AAA' or higher by Moody's Investors Services, Inc., (c) are quoted daily by a generally recognised quotation service approved by the Bank, provided that there shall be excluded from Qualified Securities those securities described in Clause (ii) above that are issued in any one calendar year having an aggregate Market Value in excess of twenty five per cent. (25%) of the Collateral Coverage Amount.

            QUARTER DATE means each 31 March, 30 June, 30 September and 31 December.

            QUARTERLY STATEMENT means the quarterly financial statement of the Applicant as required to be filed with the Department (or similar Governmental Authority) of the Applicant's domicile, together with all exhibits or schedules filed therewith, prepared in conformity with SAP.

            REINSTATEMENT PREMIUMS means premiums charged to insureds to reinstate or continue coverage under a reinsurance policy after a loss.

            REINSURED means a Person in whose favour the Applicant has issued a policy of reinsurance.

            REQUEST means a request, substantially in the form set out in
            Schedule 1 hereto, signed on behalf of the Applicant and issued in accordance with Paragraph 3.3.

            RESERVATIONS means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the Limitation Act 1980, the possibility that an undertaking to assume liability for or to indemnify against non-payment of United Kingdom stamp duty may be void, defences of set-off or counterclaim and similar principles.

            RESTRICTED PAYMENT means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock of the Parent or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or of any option, warrant or other right to acquire any such capital stock.

            RETROCESSION AGREEMENTS means any agreement, treaty, certificate or other arrangement whereby any Insurance Subsidiary cedes to another insurer all a part of such Insurance Subsidiary's liability under a policy or policies of insurance reinsured by such Insurance Subsidiary.

            SAP means, as to the Applicant, the statutory accounting practices prescribed or permitted by the Department (or other similar authority) in such the Applicant's domicile for the preparation of Annual Statements and other financial reports by insurance corporations of the same type as the Applicant.

            SECURITIES ACCOUNT means the Applicant's custodial account number HGL3 maintained with the Custodian and subject to the terms of the Control Agreement.

            SECURITY DOCUMENTS means:

            (a)   the Pledge Agreement;

            (b)   the Control Agreement; and

            (c) any guarantee and any document creating security executed and delivered after the date of this Letter as security for any of the obligations and liabilities of the Applicant under any Financing Document.

            SECURITY PERIOD means the period starting on the date of this Letter and ending on the date on which all of the obligations and liabilities of the Applicant under each Financing Document are discharged in full and the Bank has no continuing obligation in relation to the letter of credit facility made available pursuant to this Letter.

            STATUTORY NET WRITTEN PREMIUMS means as at any date, with respect to any Insurance Subsidiary, the amount shown on Form 2, Line 3 of its most recently filed Annual Statement minus Reinstatement Premiums or, with respect to any Fiscal Quarter occurring after the then most recent annual statement, an amount calculated in the same manner.

            SUBSIDIARY means, with respect to any Person at any time, any Person of which the indicated Person and/or its other Subsidiaries, individually or in the aggregate, own, directly or indirectly, such number of outstanding shares as have at that time more than 50% of the ordinary voting power. Unless otherwise specified, "Subsidiary" shall mean a Subsidiary of the Parent.

            TANGIBLE NET WORTH means as to the Parent, Consolidated Net Worth minus intangible assets minus capitalized expenses determined in accordance with GAAP.

            TAX includes all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, payable at the instance of or imposed by any statutory, governmental, international, state, federal, provincial, local or municipal authority, agency, body or department whatsoever or any central bank or monetary agency or European Union institution, in each case whether in the United Kingdom or elsewhere, together with any penalties, additions, fines, surcharges or interest relating thereto and TAXES and TAXATION shall be construed accordingly.

            TAX LIABILITY means in respect of the Bank:

            (a) any liability or any increase in the liability of the Bank to make any payment or payments of or in respect of Tax;

            (b) the loss of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to the Bank;

            (c) the setting off against income, profits or gains or against any Tax liability of any relief, allowance deduction or credit in respect of Tax which would otherwise have been available to the Bank; and

            (d) the loss or setting off against any Tax Liability of a right to repayment of Tax which would otherwise have been available to the Bank.

            For the purposes of this definition any question of whether or not any relief, allowance, deduction, credit or right to repayment of Tax has been lost or set off, and if so, the date on which that loss or set-off took place, shall be conclusively determined by the Bank's auditors.

            TAX ON OVERALL NET INCOME means in relation to the Bank, Tax (other than Tax deducted or withheld from any payment) imposed on the Bank on its net profits by the jurisdiction in which either its participating branch or its head office is situated.

            TERM means each period specified in a Letter of Credit for which the Bank may be under a liability under such Letter of Credit which must not, in any event, extend beyond the Final Maturity Date.

1.2         INTERPRETATION

            (a) headings are for ease of reference only and shall not affect the construction of this Letter;

            (b) unless the context otherwise requires, the singular includes the plural and vice versa and references to the masculine, feminine or neuter include all genders;

            (c) references herein to Paragraphs are references to the Paragraphs of this Letter; and

            (d) unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any of the Financing Documents or any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP or SAP, as the context may require. When used in this Letter , the term "financial statements" shall include the notes and schedules thereto. In addition, when used herein, the terms "best knowledge of" or "to the best knowledge of" any Person shall mean matters within the actual knowledge of such Person (or an Executive Officer or general partner of such Person) or which should have been known by such Person after reasonable inquiry.

1.3         CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

            The parties to this Letter do not intend that any term of this Letter shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Letter. The consent of any third party is not required for any termination or amendment to this Letter.

2           CONDITIONS PRECEDENT

2.1         CONDITIONS PRECEDENT

            Notwithstanding any other provision of this Letter, the Bank shall be under no obligation to issue any Letters of Credit under or in connection with this Letter unless, within the period specified in Paragraph 19, the Bank has received each of the following in form and substance satisfactory to it:

            (a) the enclosed copy of this Letter with the endorsed acceptance duly signed on the Applicant's behalf;

            (b) Certified Copies of the Applicant's certificate of incorporation and memorandum and articles of association or equivalent constitutional documents under the laws of its jurisdiction of incorporation;

            (c) a Certified Copy of the minutes of a meeting of the board of directors of the Applicant (including the resolutions passed at such meeting):

                  (i) approving and authorising the execution, delivery and performance of each Financing Document to which it is to be a party on the terms and conditions of those documents;

                  (ii) showing that the relevant board meeting was quorate, that due consideration was given by all the relevant directors present of the relevant company's obligations and liabilities arising under those documents and that all declarations of interests required in connection with any Financing Document to which it is to be a party were made; and

                  (iii) authorising any director whose name and specimen
                        signature is set out in those minutes to sign or otherwise attest the execution of those documents and any other documents to be executed or delivered pursuant to those documents;

            (d) a letter from Montpelier Marketing Services (UK) Ltd, New Baltic House, 65 Fenchurch Street, London EC3N 4BET accepting its appointment as agent for service of process for the Applicant;

            (e) a legal opinion from Appleby, Spurling and Kempe, Bermudian counsel to the Bank;

            (f) a legal opinion from Bingham McCutchen L.L.P., US counsel to the Bank;

            (g) legal opinions from LeBoeuf, Lamb, Greene & MacRae L.L.P., US Counsel to the Applicant confirming, inter alia, that there are no breaches under the Credit Agreement or the Fleet Letter of Credit Facility and from Conyers, Dill & Pearman, Bermuda Counsel to the Applicant;

            (h) evidence that there are no Liens over any assets which are the subject of a Security Document;

            (i) the fees payable on the date of this Letter pursuant to this Letter; and

            (j) payment up to $15,000 in aggregate of the fees of Messrs Denton Wilde Sapte, Bingham McCutchen L.L.P. and Appleby, Spurling and Kempe, English, US and Bermudian counsel to the Bank respectively;

            (k) evidence that the Qualified Securities satisfy the following conditions:

                  (i) they have a long term debt rating of 'AAA' or higher by Moody's Investor Services, Inc.;

                  (ii) they have been issued or directly and fully guaranteed or insured by the United States Treasury or issued by any agency thereof, the obligations of which are backed by the full faith and credit of the United States of America;

                  (iii) no more than 25 per cent. (25%) of the Qualified
                        Securities (by fair market value) shall be from the same year of issue;

                  (iv) they mature within five (5) years of the date of purchase; and

                  (v) they are quoted daily by a generally recognised quotation service approved by the Bank;

            (l) the Bank shall have received a copy of the Custodian Agreement certified by an officer of the Applicant;

            (m)   the following documents duly executed by the Applicant:

                  (i)   the Pledge Agreement; and

                  (ii)  the Control Agreement,

                  in each case together with all documents deliverable with them;

2.2         AVAILABILITY

            Notwithstanding any other provision of this Letter, the Bank shall have no obligation under this Letter until:

            (a) all the conditions precedent in Paragraph 2.1 have been satisfied;

            (b) the matters represented by the Applicant in Paragraph 9.1 are true and correct at that time as if made at that time;

            (c) no Event of Default or Potential Default has occurred and is continuing.

2.3         EXTENSIONS TO AVAILABILITY PERIOD

2.3.1 The Applicant may at any time by notice to the Bank request an extension to the Availability Period, subject to the provisions of this Paragraph 2.3.

2.3.2 Upon receipt of any such request, the Bank shall undertake a full credit assessment of the Applicant. The Bank shall be under no legal or moral obligation to extend the Availability Period. No extension shall be effective unless agreed in writing by the Bank.

2.3.3 If the Applicant requests an extension during the final thirty days of the Availability Period, the Bank shall, at its absolute discretion, have the option:

            (a) (subject to Paragraph 2.3.2) to extend the Availability Period for a further period of 364 days from the date on which the Availability Period is then due to expire; or

            (b)   to decline such request.

2.3.4 If the Applicant requests an extension otherwise than in accordance with Paragraph 2.3, the Bank shall, at its absolute discretion, have the option:

            (a) (subject to Paragraph 2.3.2) to extend the Availability Period for a further period of 364 days from the date on which the Bank gives written notice to the Applicant of the Bank's agreement to extend the Availability Period; or

            (b)   to decline such request.

3           FACILITY, PURPOSE AND UTILISATION

3.1         FACILITY

            Upon and subject to the terms and conditions of this Letter, the Bank, in full reliance upon each of the representations and warranties made by the Applicant under Paragraph 9, hereby agrees to make available to the Applicant a letter of credit facility in the maximum principal amount of $100,000,000.

3.2         PURPOSE

            This letter of credit facility is to be used in respect of normal reinsurance business requirements. The Bank shall not be bound to monitor or verify the utilisation of the letter of credit facility.

3.3         ISSUE DATE

            A Letter of Credit shall be opened by the Bank on a Business Day during the Availability Period following receipt from the Applicant, no later than 11.00 a.m. (London time) on the date falling two Business Days prior to the requested Issue Date, of a duly completed Request for that Letter of Credit.

3.4         REQUEST

            The Request shall specify the proposed Issue Date, which shall be a Business Day during the Availability Period. No Request may be issued until the conditions precedent in Paragraph 2.1 have been satisfied. Once served, a Request shall be irrevocable.

3.5         COMPLETION OF REQUESTS

            A Request for a Letter of Credit will not be regarded as being duly completed unless:

            (a)   it specifies that it is for a Letter of Credit;

            (b)   the amount of the Letter of Credit requested is:

                  (i)   a minimum of $1,000,000;

                  (ii) no more than the maximum undrawn amount available under this Letter on the proposed Issue Date; or

                  (iii) such other amount as the Bank may agree;

            (c) it gives the identity of the proposed beneficiary and confirmation that such beneficiary is a Reinsured;

            (d)   the form of Letter of Credit is attached;

            (e) the expiry date of the Letter of Credit falls on or before the Final Maturity Date; and

            (f) the delivery instructions for the Letter of Credit are specified.

            Only one Letter of Credit may be requested in each Request.

4           REPAYMENT, PREPAYMENT, CLAIMS AND INDEMNITY

4.1         GENERAL

            (a)   A Letter of Credit is repaid or prepaid if:

                  (i) the Applicant provides Pledged Collateral for that Letter of Credit which has a Collateral Coverage Amount which is equal to or greater than the outstanding or principal amount of that Letter of Credit;

                  (ii) the undrawn face amount of the Letter of Credit is reduced in accordance with its terms; or

                  (iii) the Bank is satisfied that it has no further liability under that Letter of Credit.

                  The amount by which a Letter of Credit is repaid or prepaid under sub-paragraphs (i) and (ii) above is the amount of the relevant Collateral Coverage Amount or reduction.

            (b) If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Applicant must repay or prepay that amount immediately.

            (c) The outstanding or principal amount of the Letter of Credit at any time is the undrawn face amount of that Letter of Credit at that time.

4.2         CLAIMS UNDER A LETTER OF CREDIT

            (a) The Applicant irrevocably and unconditionally authorises the Bank to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (a CLAIM).

            (b) The Applicant must immediately on demand pay to the Bank an amount equal to the amount of any claim.

            (c)   The Applicant acknowledges that the Bank:

                  (i) is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

                  (ii) deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any other person.

            (d) The obligations of the Applicant under this Paragraph will not be affected by:

                  (i) the sufficiency, accuracy or genuineness of any claim or any other document; or

                  (ii) any incapacity of, or limitation in the powers of, any person signing a claim or other document.

4.3         INDEMNITY

            The Applicant hereby unconditionally and irrevocably agrees and undertakes to the Bank as follows:

            (a) promptly following the Bank's demand, it shall reimburse the Bank for each payment made by the Bank under or in connection with the Letter of Credit and not otherwise paid by the Applicant under this Letter;

            (b) it will at all times indemnify the Bank and keep the Bank indemnified from and against all actions, proceedings, claims and demands which may be brought or made against the Bank and all losses, costs, charges, damages and expenses which the Bank may incur or sustain or for which the Bank may become liable by reason either directly or indirectly of the Bank having opened or issued the Letter of Credit; and

            (c) the indemnity contained in this Paragraph 4.3 shall constitute and be a continuing security to the Bank and shall extend to the Letter of Credit as it may, from time to time, be varied, modified, amended or extended.

4.4         REPAYMENT

            Subject to a prior repayment or prepayment made by the Applicant in accordance with this Paragraph 4, the Applicant shall repay each Letter of Credit drawn upon in full on its Maturity Date.

5           COMMISSION

            The Applicant shall pay to the Bank a commission in Dollars on the Outstandings at the rate per annum of:

            (a) 0.225 per cent, if the Collateral Coverage Amount is less than all Outstandings; and

            (b) 0.20 per cent if the Collateral Coverage Amount is equal to or greater than all Outstandings.

            Such commission shall accrue from day to day on the basis of a 360-day year and the actual number of days elapsed and shall be calculated by the Bank in advance on each Quarter Date. The Bank shall give notice to the Applicant of the amount so calculated (showing in reasonable detail the basis for such calculation) whereupon the same shall, save for a manifest error in calculation, become immediately due and payable.

6           CHANGES IN CIRCUMSTANCES

6.1         ILLEGALITY

            If, as a result of a change of law, it becomes unlawful for the Bank either to open a Letter of Credit, or to maintain its contingent liability or fund any sum required to be paid by it thereunder then:

            (a) the Bank shall notify the Applicant and shall consult with the Applicant with a view to making the facility constituted by this Letter and each Letter of Credit available through another office or an associated company of the Bank which would not be affected by the illegality; and

            (b) if it is not possible to make such facility available in that way then the Bank's obligations to make such facility will terminate and the Applicant will use all reasonable endeavours to procure the cancellation of each Letter of Credit.

6.2         INDEMNITIES

            The Applicant shall repay or prepay all Outstandings under each Letter of Credit subject to the illegality on either:

            (a) the Business Day following receipt by the Applicant of notice from the Bank under Paragraph 6.1(a) above; or

            (b)   if later, the latest date allowed by the relevant law.

6.3         INCREASED COSTS

6.3.1 If, after the date of this Letter, the introduction, implementation, repeal, withdrawal or change in, or in the interpretation or application of, (a) any law, regulation, practice or concession, or
            (b) any directive, requirement, request or guidance (whether or not having the force of law but if not having the force of law, one which applies generally to a class or category of financial institutions of which the Bank forms part and compliance with which is in accordance with the general practice of those financial institutions) of any central bank or other fiscal, monetary or other authority (each of such occurrences being referred to in this Paragraph 6.3 as a CHANGE) causes an Increased Cost (as defined in Paragraph 6.3.4 to the Bank (or any company of which the Bank is a subsidiary) then the Applicant shall pay (as additional interest) from time to time to the Bank on demand all amounts which the Bank certifies to be necessary to compensate the Bank for the Increased Cost.

6.3.2 Any demand made under Paragraph 6.3.1 shall set out in reasonable detail so far as is practicable the basis of computation of the Increased Cost.

6.3.3 Without prejudice to Paragraph 6.3.1 the Bank agrees that it will, after consultation with the Applicant, take such reasonable steps as may be available to the Bank including changing the office through which it is performing its obligations hereunder (but only so long as such steps do not, in the opinion of the Bank, produce any other adverse effects for the Bank) to avoid or reduce any Increased Cost.

6.3.4 In this Paragraph 6.3 INCREASED COST means any cost to, or reduction in the amount payable to, or reduction in the return on capital achieved by, the Bank (or any company of which the Bank is a subsidiary) to the extent that they arise, directly or indirectly, as a result of the Change and are attributable to any of the following:

            (a)   the opening of a Letter of Credit;

            (b) the contingent liability of the Bank under this Letter or under a Letter of Credit;

            (c)   the contingent liability of the Applicant under this Letter;
                  or

            (d) the funding of any sum required to be paid by the Bank under this Letter or a Letter of Credit

            ((a) - (d) above being referred to below collectively and severally as the FACILITY) including without limitation:

                  (i) any Tax Liability (other than Tax on Overall Net Income) incurred by the Bank;

                  (ii) the cost of any changes in the basis or timing of Taxation of the Bank in relation to the Facility;

                  (iii) the cost to the Bank (or any company of which the Bank is a subsidiary) of complying with any capital adequacy or similar requirements howsoever arising including, without limitation, as a result of an increase in the amount of capital to be allocated to the Facility or of a change to the weighting of the Facility;

                  (iv) the cost to that Bank of complying with any reserve, cash ratio, special deposit or liquidity requirements (or any other similar requirements).

7           PAYMENTS

7.1         PLACE

            All payments to be made by the Applicant pursuant to this Letter or any other Financing Document shall be made to the Bank at its branch in New York (222 Broadway, New York, New York 10038) (or at such other office as the Bank may notify to the Applicant from time to time) in cleared Dollar funds for value on the due date.

7.2         DIFFERENT CURRENCY

            No payment to the Bank (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until the Bank shall have received payment in full in the currency in which such obligation or liability was incurred. To the extent that the amount of any such payment shall, on actual conversion, fall short of such obligation or liability expressed in that currency, the Bank shall have a further separate cause of action against the Applicant to recover the amount of the shortfall.

7.3         NO WITHHOLDINGS

            All payments by the Applicant under this Letter are to be made in immediately available funds free and clear and, save as required by law, without any withholding or deduction for any and all present or future Taxes and without any set-off or counter-claim whatsoever.

7.4         GROSSING-UP

            If the Applicant is required by law to make any deduction or withholding for any present or future Tax from any sum payable under this Letter, then:

            (a)   the Applicant shall make such deduction or withholding;

            (b) the Applicant shall pay the full amount deducted to the relevant authority in accordance with applicable law and deliver a copy of the original receipt to the Bank; and

            (c) the Applicant shall increase the sum so that the net amount received by the Bank after the deduction or withholding (and after the payment of any Tax or additional Tax which is due as a consequence of the increase) shall be equal to the amount which the Bank would have been entitled to receive in the absence of any requirement to make a deduction or withholding.

7.5         NON-BUSINESS DAYS

            Any amounts which but for this Paragraph 7.5 would fall due for payment hereunder on a day other than a Business Day shall be payable on the immediately succeeding Business Day in the same calendar month (if there is one) or the immediately preceding Business Day (if there is not).

7.6         DEFAULT INTEREST

            If the Applicant fails to pay any sum payable under this Letter on the due date, the Applicant shall pay default interest on such sum (or, as the case may be, the amount thereof for the time being due and unpaid) to the Bank from the due date to the date of actual payment in full calculated (on the basis of a 360-day year and the actual number of days elapsed) by reference to successive periods (each of such duration as the Bank may from time to time select and the first beginning on the relative due date) at the rate per annum being the aggregate of:

            (a)   1.225 per cent per annum; and

            (b) LIBOR, being the rate per annum at which the Bank offered Dollar deposits in an amount comparable with such unpaid sum, to leading banks in the London Inter-Bank Market at or about
                  11.00 a.m. (London time) on the first day of such period, for a period of equal duration.

            So long as the default continues, such rate shall be recalculated in accordance with the provisions of this Paragraph 7.6 on the last day of each such period and unpaid interest then payable but unpaid under this Paragraph shall be compounded at the end of each such period.

7.7         CERTIFICATES

            The statement of the Bank as to the rate or amount of commission or interest payable pursuant to any provision of this Letter or as to the amount of the Outstandings shall, in the absence of manifest error, be conclusive.

8           PREPAYMENT AND CANCELLATION

8.1         MANDATORY PREPAYMENT - CHANGE OF CONTROL

            (a) The Applicant must promptly notify the Bank if it becomes aware of any Person or Persons other than the Parent acquiring control of the Applicant or if the legal and beneficial interest of the Parent in the voting stock of the Applicant is less than 100% of such voting stock.

            (b) After notification under paragraph (a) above, the Bank may by notice to the Applicant:

                  (i) cancel the portion of the facility made available under this Letter which has not been used for the opening of Letters of Credit; and

                  (ii) declare all outstanding Letters of Credit, together with accrued interest and all other amounts accrued under this Letter, each Letter of Credit and each Security Document to be immediately due and payable.

                        Any such notice will take effect in accordance with its terms.

            In paragraph (a) above control of the Applicant means the power to appoint or remove a majority of the board of directors of the Applicant or to direct the management and policies of the Applicant whether through the ownership of voting stock, by contract or otherwise.

8.2         VOLUNTARY PREPAYMENT

            (a) The Applicant may by giving not less than 14 days' prior notice to the Bank, prepay any Letter of Credit at any time in whole or in part.

            (b) A prepayment of part of a Letter of Credit must be in a minimum amount of $1,000,000 and an integral multiple of $1,000,000.

8.3         AUTOMATIC CANCELLATION

            The facility made available under this Letter shall be automatically cancelled at the close of business on the last day of the Availability Period.

8.4         VOLUNTARY CANCELLATION

            (a) The Applicant may, by giving not less than 14 days' prior notice to the Bank, cancel the unutilised amount of the facility made available under this Letter in whole or in part.

            (b) Partial cancellation of the facility provided under this Letter must be in the minimum amount of $1,000,000 and an integral multiple of $1,000,000.

8.5         MISCELLANEOUS PROVISIONS

            (a) Any notice of prepayment and/or cancellation under this Letter is irrevocable and must specify the relevant date(s) and the effected Letters of Credit.

            (b)   No premium or penalty is payable in respect of any prepayment.

            (c) The Bank may agree to a shorter notice period for a voluntary prepayment or a voluntary cancellation.

            (d) No prepayment or cancellation is allowed except in accordance with the express terms of this Letter.

            (e) No amount of the facility cancelled under this Letter may subsequently be reinstated.

            (f) Commission paid by the Applicant pursuant to Paragraph 5 will be refunded to the Applicant pro-rata as a result of any prepayment and/or cancellation under this Letter.

9           REPRESENTATIONS AND WARRANTIES

9.1         REPRESENTATIONS AND WARRANTIES

            The Applicant hereby represents and warrants that:

            (a) STATUS: the Applicant is a limited liability company duly incorporated as an exempted company under the laws of Bermuda, and it possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

            (b) POWERS AND AUTHORITY: the Applicant has power to execute, deliver and perform its obligations under the Financing Documents and to carry out the transactions contemplated by those documents and all necessary corporate, shareholder and other action has been or will be taken to authorise the execution, delivery and performance of the same;

            (c) BINDING OBLIGATIONS: subject to the Reservations, the obligations of the Applicant under the Financing Documents constitute its legal, valid, binding and enforceable obligations;

            (d) CONTRAVENTIONS: the execution, delivery and performance by the Applicant of the Financing Documents does not:

                  (i) contravene any applicable law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it;

                  (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or any licence or other authorisation to which it is subject or by which it or any of its property is bound which might be reasonably expected to have a Material Adverse Effect; or

                  (iii) contravene or conflict with the provisions of its
                        constitutional documents;

            (e) INSOLVENCY: no Group Company has taken any action nor have any steps been taken or legal proceedings been started or threatened against it for winding-up (other than in the case of a winding up petition which proved to the reasonable satisfaction of the Bank to be frivolous or vexatious and which is, in any event, discharged within 14 days of its presentation and before it is advertised) dissolution or re-organisation, the enforcement of any Lien over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or of any of its assets;

            (f) NO DEFAULT: no Group Company is (nor would be with any of the giving of notice, the lapse of time, the determination of materiality, or the satisfaction of any other condition) in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets which, to its knowledge, would reasonably be expected to have a Material Adverse Effect;

            (g) LITIGATION: except for claims which are covered by Insurance Policies, coverage for which has not been denied in writing or which relate to Primary Policies or Borrower Reinsurance Agreements issued by the Applicant or to which it is a party entered into by the Applicant in the ordinary course of business, no action, litigation, arbitration or administrative proceeding has been commenced, or is pending or to its knowledge threatened, against the Applicant (i) which would, if adversely determined, have a Material Adverse Effect or
                  (ii) which seeks to prevent, enjoin or delay any of the transactions contemplated hereby, and there is no basis known to the Applicant for any of the foregoing; nor is there subsisting any unsatisfied judgment or award given against the Applicant by any court, arbitrator or other body;

            (h) ACCOUNTS: each of the latest audited and unaudited consolidated or combined financial statements required to be delivered under Paragraph 10.1(a) is prepared in accordance with GAAP consistently applied (except as disclosed therein and, in the case of interim financial statements, for the absence of footnote disclosures) and shall present fairly the consolidated position (or, in the event that GAAP requires the financial statements to be presented on a combined basis, presents fairly the combined position) of the corporations covered thereby at the dates thereof for the period then ended, subject, in the case of quarterly financial statements, to normal year end audit adjustments.

            (i) LIEN: no Lien other than a Permitted Lien exists over all or any part of the assets of the Applicant;

            (j) NO LIEN CREATED: the execution of the Financing Documents by the Applicant and the exercise of each of its rights and the performance of each of its obligations under the Financing Documents will not result in the creation of, or any obligation to create, any Lien (other than a Permitted Lien) over or in respect of any of its assets;

            (k) AUTHORISATIONS: all authorisations, approvals, licences, consents, filings, registrations, payment of duties or taxes and notarisations required:

                  (i) for the conduct of the business, trade and ordinary activities of the Applicant to the extent that failure to make, pay or obtain the same would not have a Material Adverse Effect;

                  (ii) for the performance and discharge of the obligations of the Applicant under the Financing Documents to which it is a party; and

                  (iii) in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Financing Documents,

                  are in full force and effect except where failure to obtain the consent of a Governmental Authority would not have a Material Adverse Effect;

            (l) FINANCIAL STATEMENTS: there has been no material adverse change in the business, assets, condition, operations or prospects of the Applicant and the Group since the date of the latest audited financial statements of the Applicant and the Group;

            (m) DISCLOSURE: it has disclosed to the Bank all information which to its knowledge might be material to the Bank in connection with this Letter and the transactions and arrangements contemplated hereby and all written information, exhibits and reports furnished to the Bank by the Applicant in connection herewith, as supplemented to the date hereof, are accurate in all material respects on the date as of which such information is dated or certified and is true and accurate in all material respects as at the date of this Agreement;

            (n) INSURANCE LICENCES: to the best of the Applicant's knowledge, no Licence is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and no such suspension or revocation is threatened by the Department which would have a Material Adverse Effect;

            (o) TAXES: the Applicant has filed all Tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all material Taxes that are due and payable including, without limitation, all payroll Taxes and federal and state withholding Taxes, and all assessments payable by it that have become due, other than (i) those that are not yet payable or that are being contested in good faith by appropriate proceedings and with respect to which reserves have been established and have been maintained in accordance with GAAP or (ii) those which the failure to file or pay would not have a Material Adverse Effect. On the date of this Letter there is no ongoing audit or, to the Applicant's knowledge, other governmental investigation of the Tax liability of the Applicant or any of its subsidiaries and there is no unresolved claim by a Taxing authority concerning the Applicant's Tax liability for any period for which returns have been filed or were due.

            (p)   ERISA COMPLIANCE:

                  (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favourable determination letter from the IRS or an application for such a letter has been filed with the IRS with respect thereto and, to the best knowledge of the Applicant, nothing has occurred which would prevent, or cause the loss of, such qualification. The Applicant and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (ii) there are no pending or, to the best knowledge of the Applicant, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that would result in a Material Adverse Effect.

                  (iii) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Applicant nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Applicant nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under
                        Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Applicant nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

            (q) INVESTMENT COMPANY ACT: the Applicant is not an "investment company" or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended. The Applicant is not carrying on "investment business" as defined in The Investment Business Act 1998 of Bermuda.

            (r) REGULATIONS U AND X: the Applicant is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the Applicant, any Affiliate of the Applicant or any Person acting on their behalf has taken or will take action to cause the execution, delivery or performance of this Letter, the making or existence of the Letters of Credit or the use of the Letters of Credit to violate Regulations U or X of the FRB.

9.2         DEEMED REPETITION

            The representations and warranties set out in this Paragraph 9 (other than that set out in (m)) shall survive both the acceptance of this Letter and each Issue Date, and shall be deemed to be repeated on the date on which the Applicant serves a Request and each Issue Date, with reference to the facts and circumstances subsisting at the time of such repetition.

10          UNDERTAKINGS AND COVENANTS

10.1        INFORMATION UNDERTAKINGS

            (a)   GAAP FINANCIAL STATEMENTS:

                  (i) As soon as the same become available (and in any event within 45 days after the close of each of the first three Fiscal Quarters of each Fiscal Year of the Parent), a copy of the unaudited consolidated and consolidating balance sheets of the Parent and its Subsidiaries, as of the close of such quarter and the related consolidated and consolidating statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, all prepared in accordance with GAAP (subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated) and accompanied by the certification of the chief executive officer, chief financial officer ,treasurer or controller of the Parent that all such financial statements are complete and correct and present fairly in all material respects in accordance with GAAP (subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated) the consolidated results of operations and cash flows of the Parent and its consolidated Subsidiaries as at the end of such Fiscal Quarter and for the period then ended.

                  (ii) As soon as the same become available (and in any event within 90 days after the close of each Fiscal Year of the Parent), (a) a copy of the annual audited consolidated financial statements of the Parent and its Subsidiaries, consisting of consolidated balance sheets and consolidated statements of income and retained earnings and cash flows, setting forth in comparative form in each case the consolidated figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified without material qualification by the independent certified public accountants regularly retained by the Parent, or any other firm of independent certified public accountants of recognized national standing in the U.S. selected by the Parent and reasonably acceptable to the Bank that all such financial statements are complete and correct and present fairly in all material respects in accordance with GAAP the consolidated financial position and the consolidated results of operations and cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year and for the period then ended and
                        (b) a copy of the consolidating balance sheets and consolidating statements of income and retained earnings and cash flows for the Parent and its Subsidiaries as of the end of such Fiscal Year, accompanied by the certificate of the chief executive officer, chief financial officer, treasurer or controller of the Parent that all such consolidating financial statements are complete and correct and present fairly in all material respects the results of operations and cash flows of the Parent as at the end of such Fiscal Year and for the period then ended.

                  (iii) In the event that GAAP requires the financial statements required under sub-paragraphs (i) and (ii) above to be presented on a combined basis, the Applicant shall deliver such combined and combining statements in lieu of the required consolidated and consolidating financial statements.

            (b) SAP FINANCIAL STATEMENTS: Within (i) 5 days after the date filed with the Department for each of its Fiscal Years, but in any event within 125 days after the end of each Fiscal Year of the Applicant a copy of the Annual Statement of the Applicant for such Fiscal Year and (ii) 5 days after the date filed with any Department for each of its Fiscal Quarters, but in any event within 60 days after the end of each Fiscal Quarter of the Applicant a copy of the Quarterly Statement of the Applicant for such Fiscal Quarter, if any, required by such Department to be filed, each of which statements delivered pursuant to clause (i) or (ii) to be prepared in accordance with SAP and accompanied by the certification of the chief financial officer or chief executive officer of the Applicant that such financial statement is complete and correct and presents fairly in accordance with SAP the financial position of the Applicant for the period then ended.

            (c) OTHER INFORMATION: The following certificates and other information related to the Parent and the Applicant:

                  (i) Promptly after completion of each such item but in no event later than the 90th day after the close of each Fiscal Year of the Parent, a copy of the Parent's projections for the next Fiscal Year.

                  (ii) Within five (5) Business Days of receipt, a copy of any final financial examination reports by a Governmental Authority with respect to the Applicant relating to the insurance business of the Applicant (when, and if, prepared), PROVIDED the Applicant shall only be required to deliver any interim report hereunder at such time as the Parent receives notice from the Governmental Authority that no final report will be forthcoming or a final report has not been delivered within 180 days of issuance of such interim report.

                  (iii) Copies of all filings (other than nonmaterial tax and insurance rate and other ministerial regulatory filings) with Governmental Authorities by the Applicant not later than five (5) Business Days after such filings are made, including, without limitation, filings which seek approval of Governmental Authorities with respect to transactions between the Applicant and its Affiliates.

                  (iv) Within five (5) Business Days of such notice, notice of proposed or actual suspension, termination or revocation of any material License of the Applicant by any Governmental Authority or of receipt of notice from any Governmental Authority notifying the Applicant of a hearing relating to such a suspension, termination or revocation, including any request by a Governmental Authority which commits the Applicant to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of the Applicant to conduct its business.

                  (v) Within five (5) Business Days of such notice, notice of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business, practices or operations of the Applicant.

                  (vi) Simultaneously with delivery of the financial statements provided pursuant to Paragraph 10.1(a), a list of all investments (including, without limitation, Permitted Investments) of the Parent and the Applicant as of the end of such Fiscal Quarter.

                  (vii) Promptly, after an Executive Officer of the Parent or the Applicant has knowledge of actual material changes in the Insurance Code governing the investment or dividend practices of the Applicant.

                  (viii) Promptly, such additional financial and other
                        information as the Bank may from time to time reasonably request concerning the Parent or the Applicant.

            (d) COMPLIANCE CERTIFICATES: Concurrently with the delivery to the Bank of the GAAP financial statements under Paragraphs 10.1(a)(i) and 10.1(a)(ii), for each Fiscal Quarter and Fiscal Year of the Parent, a duly completed Compliance Certificate, signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in Paragraphs 10.4 (a), 10.4 (b) and 10.4 (c), and to the effect that, to the best of such officer's knowledge, as of such date no Potential Default has occurred and is continuing.

            (e) INSURANCE REPORTS: Within five (5) Business Days of receipt of such notice by the Applicant written notice of any cancellation of any material Insurance Policy carried by the Applicant.

            (f) DEFAULT, LITIGATION, ETC: promptly, upon becoming aware of the same, notify the Bank of:

                  (i)   any Event of Default or Potential Default;

                  (ii) any occurrence relating to the Applicant (including any third party claim or liability) which could reasonably be expected to have a Material Adverse Effect.

10.2        POSITIVE UNDERTAKINGS

            The Applicant undertakes that during the Security Period it shall, unless the Bank otherwise agrees:

            (a) PAY TAXES: pay and discharge all Taxes and governmental charges payable by or assessed upon it prior to the date on which the same become overdue unless, and only to the extent that, such Taxes and charges shall be contested in good faith by appropriate proceedings, pending determination of which payment may lawfully be withheld, and there shall be set aside adequate reserves with respect to any such Taxes or charges so contested in accordance with GAAP;

            (b) INSURANCE: maintain Insurance Policies to such extent and against such hazards and liabilities as is required by law or customarily maintained by prudent companies similarly situated;

            (c) AUTHORISATIONS: obtain, maintain and comply with the terms of any authorisation, approval, licence, consent, exemption, clearance, filing or registration required:

                  (i) for the conduct of its business, trade and ordinary activities, save to the extent that failure to obtain, maintain or comply with the same could reasonably be expected not to have a Material Adverse Effect; and

            (ii) to enable it to perform its obligations under, or for the validity, enforceability or admissibility in evidence of, any Financing Document;

            (d) COMPLIANCE WITH LAWS: comply in all respects with (a) all laws to which it may be subject, (including, without limitation, the establishment of all insurance reserves required to be established under SAP) and (b) all Contractual Obligations binding upon it except where, in each case, failure so to comply would not in the aggregate have a Material Adverse Effect.

            (e)   ACCESS:

                  (i) maintain materially complete and accurate books and records in accordance with GAAP and SAP,

                  (ii) upon reasonable notice being given to the Applicant by the Bank, permit the Bank and any person (being an accountant, auditor, solicitor, valuer or other professional adviser of the Bank) authorised by the Bank to have, at all reasonable times during normal business hours, access to the property, premises and accounting books and records of the Applicant and to the Executive Officers of the Applicant; and

                  (iii) permit the Bank to discuss, at reasonable times, its business, operations and financial condition with its Executive Officers and its independent accountants.

            (f) RANKING OF OBLIGATIONS: ensure that its obligations under the Financing Documents to which it is a party shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Debt except for any obligations which are mandatorily preferred by law and not by contract;

            (g) FURTHER DOCUMENTS: at the request of the Bank, do or procure the doing of all such things and execute or procure the execution of all such documents as are, in the opinion of the Bank, necessary or desirable to ensure that the Bank obtains all its rights and benefits under the Financing Documents;

            (h) CORPORATE EXISTENCE: do and cause to be done at all times all things necessary to (a) maintain and preserve its existence and (b) be, and ensure that it is, duly qualified to do business and be in good standing in each jurisdiction where the nature of its business makes such qualification necessary unless the failure to be so qualified would not have a Material Adverse Effect;

            (i) MAINTENANCE OF PERMITS: once received, maintain all permits, licences and consents as may be required for the conduct of its business by any Governmental Authority except where failure to maintain the same would not reasonably be expected to have a Material Adverse Effect;

            (j) COMPLIANCE WITH ERISA: do, and cause each of its ERISA Affiliates to do, each of the following:

                  (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law;

                  (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and

                  (iii) make all required contributions to any Plan subject to
                        Section 412 of the Code;

            (k) COLLATERAL COVERAGE AMOUNT: ensure that at all times the Collateral Coverage Amount is equal to or greater than the aggregate undrawn face amount of all issued and outstanding Letters of Credit PROVIDED THAT if at any time the Collateral Coverage Amount is less than the aggregate undrawn face amount of all issued and outstanding Letters of Credit, then the Applicant shall within two (2) Business Days provide to the Bank and/or the Custodian (as the case may be) and pledge to the Bank (pursuant to the Pledge Agreement) such additional Cash Collateral or Qualified Securities as may be necessary to satisfy the foregoing collateral coverage requirement. Failure to do so within two (2) Business Days shall constitute an immediate and automatic Event of Default under the terms and conditions of this Letter.

10.3        NEGATIVE UNDERTAKINGS

            The Applicant undertakes that during the Security Period it shall not, unless the Bank otherwise agrees:

            (a)   DISPOSAL OF ASSETS: make a Disposal other than:

                  (i)   in the ordinary course of its business; or

                  (ii)  to another Subsidiary; or

                  (iii) provided no Potential Default or Event of Default has occurred and is continuing or would result therefrom, any Disposal of a wholly-owned Subsidiary to the Parent or to another wholly owned Subsidiary of the Parent.

            (b) CHANGE OF BUSINESS: make any substantial change to the general nature or scope of the business of the Applicant as a whole from that carried on at the date of this Letter;

            (c) MERGERS: enter into merger or consolidation save, provided no Potential Default or Event of Default has occurred and is continuing or would result therefrom, for a merger or consolidation of a wholly owned Subsidiary with the Parent or with another wholly owned Subsidiary of the Parent.;

            (d) OTHER AGREEMENTS: enter into any agreement containing any provision which would be violated or breached by the performance of obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith;

            (e) TRANSACTIONS WITH AFFILIATES: enter into, or cause, suffer or permit to exist, directly or indirectly, any arrangement, transaction or contract with any of its Affiliates unless such arrangement, transaction or contract is on an arm's length basis; PROVIDED that transactions between the Applicant and the Parent or any wholly-owned Subsidiary of the Parent shall be excluded from the restrictions set forth in this Paragraph 10.3(e);

10.4        FINANCIAL COVENANTS

            Until all Obligations are paid in full and until the end of the Security Period, the Applicant undertakes, unless otherwise agreed in writing by the Bank, that:

            (a) LEVERAGE RATIO: the Leverage Ratio shall not at any time be more than 30%.

            (b) TANGIBLE NET WORTH: the Tangible Net Worth of the Parent shall not at any time be less than the sum of (a) $525,000,000 plus
                  (b) 50% of positive quarterly Consolidated Net Income (with no deduction for net losses) plus (c) 50% of Net Equity Proceeds received after 11 January 2002 minus (d) Additional Restricted Payments.

            (c) STATUTORY NET WRITTEN PREMIUMS TO CONSOLIDATED INSURANCE SUBSIDIARY NET WORTH: commencing 31 March 2002, the ratio of
                  (a) the aggregate Statutory Net Written Premiums for all Insurance Subsidiaries for the four Fiscal Quarters then ended to (b) the Consolidated Insurance Subsidiary Net Worth of all Insurance Subsidiaries on the last day of the four Fiscal Quarters then ended shall not be greater than 1.5:1.0 as at the end of any Fiscal Quarter; provided that for purposes of calculating such ratio in Fiscal Year 2002, the ratio shall be based on the number of Fiscal Quarters then ended in Fiscal Year 2002. For example, for the Fiscal Quarter ending 30 June, 2002, the ratio shall be based on the two Fiscal Quarters then ended.

11          EVENTS OF DEFAULT

11.1        EVENTS OF DEFAULT

            There shall be an Event of Default if:

            (a) the Applicant defaults in the payment of Obligations consisting of reimbursement obligations in respect of the Letters of Credit;

            (b) the Applicant defaults in the payment of commission or any other sums payable under this Letter (other than payments referred to in (a)) and such default continues unremedied for a period of three (3) Business Days;

            (c) the Applicant fails to comply with any of the covenants set out in Paragraphs 10.2(h), 10.2(i), 10.3(b), 10.3(c), 10.3(d)
                  or 10.4(c);

            (d) the Applicant does not comply with or perform its obligations under Paragraph 10.2(k) of this Letter within any originally applicable grace period;

            (e) the Applicant does not comply with or perform any provision of the Pledge Agreement or the Control Agreement (and not constituting an Event of Default under Paragraph 11.1(d) and continuance of such failure for five (5) Business Days;

            (f) the Applicant does not comply with or perform any provision of this Letter or the other Financing Documents (and not constituting an Event of Default under any of the other provisions of this Paragraph 11.1) and continuance of such failure for thirty (30) days after notice thereof from the Bank to the Applicant;

            (g) any representation, warranty or statement made or deemed to be repeated by the Applicant under any Financing Document or in any document delivered by or on behalf of the Applicant under or in connection with any Financing Document is incorrect when made or deemed to have been repeated;

            (h) the Applicant or the Parent admits in writing its inability to pay or becomes unable to pay its debts, or becomes bankrupt or insolvent or files any petition or action for relief under any bankruptcy, reorganisation, insolvency or moratorium law (existing or future) of any jurisdiction;

            (i) a petition is presented for an administration order to be made in relation to the Applicant or the Parent;

            (j) any proceedings are started or any steps are taken for the winding-up (other than a winding-up petition which is proved to the reasonable satisfaction of the Bank to be frivolous or vexatious and which is, in any event, discharged within 14 days of its presentation and before it is advertised), dissolution, or reorganisation (otherwise than while solvent and on terms previously approved in writing by the Bank) of the Applicant or the Parent or for the appointment of a receiver, administrative receiver, trustee, supervisor or similar officer of the Applicant or the Parent or all or any substantial part of the Applicant's or the Parent's revenues and assets or the Applicant or the Parent is unable to pay its debts as they fall due;

            (k) an encumbrancer takes possession of all or any substantial part of the revenues or assets of the Applicant or the Parent or any security created by the Applicant or the Parent becomes enforceable and the mortgagee or chargee takes steps to enforce the same (including without limitation by appointing a receiver or administrative receiver to all or any substantial part of the assets of the Applicant or the Parent);

            (l) the Applicant or the Parent convenes a meeting or takes any steps for the purpose of making or proposes to enter into or make, any arrangement or composition for the benefit of its creditors generally or any class of them;

            (m) a distress or other execution is levied or enforced or sued out upon or against all or any substantial part of the property of the Applicant or the Parent;

            (n) any event occurs or proceeding is taken with respect to the Applicant or the Parent in any jurisdiction to which it is a subject which has an effect equivalent or similar to any of the events mentioned in any of Paragraphs 11.1(h) to (m) inclusive;

            (o) the Parent or the Applicant suspends or ceases or threatens to suspend or cease to carry on its business or all or any substantial part of its assets are seized or appropriated by or on behalf of any governmental or other authority or are compulsorily acquired;

            (p) any Debt of the Parent or the Applicant in excess of, in aggregate, $5,000,000:

                  (i) is not paid when due or within any originally applicable grace period; or

                  (ii) is declared to be or otherwise becomes due and payable prior to its specified maturity; or

                  (iii) any creditor of the Parent or the Applicant becomes
                        entitled to declare any such Debt due and payable prior to its specified maturity;

            (q) any governmental or other consent or exemption required to enable the Applicant to perform its obligations hereunder is withdrawn or modified in a manner which could reasonably be expected to have a Material Adverse Effect or it becomes for any reason unlawful for the Applicant to perform any of its obligations hereunder;

            (r) any event or series of events occur which in the reasonable opinion of the Bank has or will have a Material Adverse Effect;

            (s) any security, guarantee or indemnity created in favour of the Bank in respect of any of the Applicant's obligations hereunder is not or ceases to be fully valid, binding and enforceable; or

            (t) all or any part of the revolving loan facility and term loan facility made available by the Lenders to the Parent pursuant to the Credit Agreement is not renewed, on or before 31 December 2002, for at least a further 12 months.

11.2         ACCELERATION

            If an Event of Default is outstanding, the Bank may by notice to the
            Applicant:

            (a) cancel that portion of the facility made available under this Letter which has not been utilised for the opening of Letters of Credit; and/or

            (b) declare that all or part of any amounts outstanding under the Financing Documents are:

                  (i)   immediately due and payable; and/or

                  (ii)  payable on demand by the Bank; and/or

            (c) declare that the Obligations in respect of each Letter of Credit is immediately due and payable.

            (d) Any notice given under this Paragraph 11.2 will take effect in accordance with its terms.

12          SET-OFF, ETC

            In addition to any general lien, right of set-off or similar right to which the Bank, as bankers, may be entitled by law, the Bank may at any time and without notice to the Applicant, debit any of the Applicant's accounts with the Bank with all or any amounts due and payable by the Applicant to the Bank hereunder, notwithstanding that such debit may cause any such account to become overdrawn or cause an existing overdraft to be increased, and/or set off or transfer any sum or sums standing to the credit of any of the Applicant's accounts with the Bank, whether or not the same may result in the breaking of any fixture or notice period in relation to a credit or deposit balance, in or towards satisfaction of any amounts due and payable by the Applicant to the Bank hereunder. If such amount or any part thereof is in a different currency from any credit balance against which the Bank seeks to set it off, the Bank shall be entitled to use the currency of such credit balance for the purchase of an amount in the currency of the liability not exceeding the amount of such liability and also to pay out of such credit balance any additional sum which the United Kingdom Government may require the Bank to pay for such currency and any costs in connection with such purchase.

13          SEVERANCE

            If at any time any provision of this Letter is or becomes invalid, illegal or unenforceable in any respect under any law of any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof and the validity, legality and enforceability of such provisions under the law of other jurisdictions shall not in any way be affected or impaired thereby.

14          COSTS, FEES AND INDEMNITY

14.1        ARRANGEMENT FEE

            The Applicant shall pay to the Bank an arrangement fee of $50,000 on the date of its counter-signature of this Letter.

14.2        COMMITMENT FEE

            (a) The Applicant shall pay a commitment fee at the rate of 0.075 per cent. per annum on the undrawn, uncancelled amount of the facility made available pursuant to this Letter.

            (b) Accrued commitment fee is payable quarterly in arrears and on the date on which the Facility made available pursuant to this Letter is cancelled in full.

14.3        COSTS AND EXPENSES

            The Applicant shall pay on demand on a full indemnity basis all costs, charges and expenses, including legal costs including VAT thereon, arising at any time (provided that the Applicant's indemnity in respect of costs incurred in connection with (a) shall be limited in aggregate to $15,000):

            (a) in connection with the negotiation of this Letter or any of the documents referred to in Paragraph 2.1 or any other Financing Document or the consummation of the transactions contemplated hereby; or

            (b) in connection with the preservation or enforcement of the Bank's rights and remedies under this Letter or any of the Applicant's obligations in connection with this Letter; or

            (c) in respect of any waiver or variation to, or consent under, any of this Letter, any Letter of Credit or any other Financing Document or any document relating hereto or thereto;

            are payable by the Applicant on demand on a full indemnity basis.

14.4        DOCUMENTARY TAXES INDEMNITY

            All stamp, documentary, registration or other like Taxes, including any penalties, fines, surcharges or interest relating thereto, which are imposed or chargeable on or in connection with any of this Letter, any Letter of Credit, any other Financing Document and any document relating hereto or thereto shall be paid by the Applicant PROVIDED THAT the Bank shall be entitled but not obliged to pay any such Taxes (whether or not they are its primary responsibility), whereupon the Applicant shall on demand indemnify the Bank for such costs and expenses so incurred.

14.5        CURRENCY INDEMNITY

14.5.1 Any payment made to or for the account of or received by the Bank in respect of any moneys or liabilities due, arising or incurred by the Applicant to the Bank in a currency (the CURRENCY OF PAYMENT) other than the currency in which the payment should have been made under this Letter (the CURRENCY OF OBLIGATION) in whatever circumstances (including as a result of a judgment against the Applicant) and for whatever reason shall constitute a discharge to the Applicant only to the extent of the Currency of Obligation amount which the Bank is able on the date of receipt of such payment (or if such date of receipt is not a Business Day, on the next succeeding Business Day) to purchase with the Currency of Payment amount at its spot rate of exchange (as conclusively determined the Bank) in the London foreign exchange market.

14.5.2 If the amount of the Currency of Obligation which the Bank is so able to purchase falls short of the amount originally due to the Bank under this Letter, then the Applicant shall immediately on demand indemnify the Bank against any loss or damage arising as a result of that shortfall by paying to the Bank that amount in the Currency of Obligation certified by that Bank as necessary so to indemnify it.

14.6        GENERAL

14.6.1 Each indemnity in this Paragraph 14 shall constitute a separate and independent obligation from the other obligations contained in this Letter, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under this Letter or under any such judgment or order.

14.6.2 The certificate of the Bank as to the amount of any loss or damage sustained or incurred by it shall be conclusive and binding on the Applicant except for any manifest error.

15          NON-WAIVER; RIGHTS CUMULATIVE

            No failure by the Bank to exercise and no delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

16          SUCCESSORS AND ASSIGNS

16.1        SUCCESSORS

            This Letter shall enure to the benefit of the Bank and its successors from time to time including without limitation any entity with which the Bank may merge or amalgamate or by which it may be absorbed, and any change in the Bank's constitution or any such merger, amalgamation, absorption will not prejudice or affect its rights hereunder in any respect.

16.2        PARTICIPATING OFFICE

            The Bank shall perform its obligations under this Letter through the office of the Bank at the address specified at the head of this Letter or through any other office of the Bank selected from time to time by the Bank. If the office through which the Bank is performing is obligations is changed pursuant to this Paragraph 16.2, the Bank shall notify the Applicant promptly of such change. The Applicant shall enter into such documents as the Bank may reasonably require for the purpose of perfecting any such change of the Bank's participating office, provided that the express terms of such documents are no more onerous than those of this Letter.

16.3        ASSIGNMENT AND TRANSFERS

16.3.1 Without prejudice to Paragraphs 16.1 and 16.2, the Applicant may not assign or transfer any of its rights, benefits or obligations under this Letter.

16.3.2 The Bank may at any time assign or transfer (including by way of novation) any of its rights and obligations under this Letter to any other person.

17          NOTICES

17.1        METHOD

            Each notice or other communication to be given under this Letter shall be given in writing in English and, unless otherwise provided, shall be made by fax or letter.

17.2        DELIVERY

            Any notice or other communication to be given by one party to another under this Letter shall (unless one party has by 15 days' notice to the other party specified another address) be given to that other party, at the respective addresses given in Paragraph 17.3.

17.3        ADDRESSES

            The address and fax number of the Bank and the Applicant are:

            (a)   the Bank:

                  54 Lombard Street
                  London EC3P 3AH
                  Attention: Richard Askey
                  Fax: 020 7699 2407

            (b)   the Applicant:

                  Montpelier Reinsurance Ltd
                  Mintflower Place
                  6th Floor
                  8 Par-La-Ville Road
                  PO Box HM 2079
                  Pembroke HM HX
                  Bermuda

                  Attention: Thomas Busher, Chief Operating Officer
                  Fax: (441) 226-5551

17.4        DEEMED RECEIPT

17.4.1 Any notice or other communication given by the Bank shall be deemed to have been received:

            (a) if sent by fax, with a confirmed receipt of transmission from the receiving machine, on the day on which transmitted;

            (b) in the case of a notice given by hand, on the day of actual delivery; and

            (c) if posted, on the second Business Day or, in the case of airmail, the fifth Business Day following the day on which it was despatched by first class mail postage prepaid or, as the case may be, airmail postage prepaid, provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall be deemed to have been received on the next Business Day.

17.4.2 Any notice or other communication given to the Bank shall be deemed to have been given only on actual receipt.

18          LAW AND JURISDICTION

18.1        GOVERNING LAW

            This Letter is governed by and shall be construed in accordance with English law.

18.2        JURISDICTION

            The Applicant agrees that the English courts shall have non-exclusive jurisdiction in relation to any dispute or controversy arising out of or in respect of this Letter and that any judgment or order of an English court made in this respect is conclusive and binding on the Applicant and may be enforced against the Applicant in the courts of any other jurisdiction. Nothing in this Paragraph
            18.2 limits the right of the Bank to bring proceedings in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

18.3        WAIVER

            For the purposes of this Letter the Applicant hereby:

            (a) waives any objections on the grounds of venue or forum non conveniens or any similar grounds; and

            (b) consents to service of process by mail or in any other manner permitted by relevant law.

18.4        AGENT FOR SERVICE

            The Applicant hereby undertakes that it will at all times maintain an agent for service of process in England. Such agent shall be Montpelier Marketing Services (UK) Limited, New Baltic House, 65 Fenchurch Street, London EC3N 4BET any writ, summons, judgment or other notice of legal process shall be sufficiently served on the Applicant if delivered to such agent at its address for the time being, and the Applicant hereby undertakes that it will not revoke the authority of the above agent, and if for any reason any such agent no longer serves as agent of the Applicant to receive service of process, the Applicant shall promptly appoint another such agent and advise the Bank thereof.

19          PERIOD OF OFFER

            Please confirm your acceptance of the terms and conditions of this Letter by signing the acceptance on the enclosed duplicate and returning it to the Bank, together with the documents referred to in Paragraph 2.1, by no later than the date falling 21 days after the date of this Letter. If this offer is not so accepted within that period, it will lapse.

Yours faithfully

/s/ Barclays Bank PLC
----------------------------
For and on behalf of
BARCLAYS BANK PLC

In accordance with a Resolution of the Board of Directors of the Applicant dated 27th November 2002 we hereby accept the terms and conditions set out in the Letter dated 27th November 2002 of which this is a true copy.

/s/ T.G.S. Busher
-----------------------------
Signed by
duly authorised
for and on behalf of
MONTPELIER REINSURANCE LTD.,

Dated this 27th day of November 2002

SCHEDULE 1 - FORM OF REQUEST

      On Applicant's Letterhead

To:   Bank

Attention: **
                                                                 **       [Date]

Dear Sirs

LETTER OF CREDIT FACILITY OF $100,000,000 DATED (THE AGREEMENT)

1     We refer to the Agreement. This is a Request.

2     Terms defined in the Agreement bear the same meanings in this Request.

3 We wish to arrange for a Letter of Credit to be issued on the following terms:

      (a)   Issue Date:  **        ;

      (b)   Amount:      $**       ;

      (c)   Term and Maturity Date:               **    .

4     Our delivery instructions are:**          .

5     This Request is irrevocable.

6     We attach a copy of the proposed Letter of Credit.

We confirm that no Event of Default or Potential Event of Default has occurred and is continuing and the representations and warranties deemed to be repeated under Paragraph 9.2 of the Agreement are now and will on the Issue Date be true and accurate, with reference to the facts and circumstances subsisting at the time of each such repetition.

Yours faithfully


-----------------------------
duly authorised
for and on behalf of
MONTPELIER REINSURANCE LTD.,